Exhibit 99.1

           Crossroads Systems Reports Third Quarter Results

    AUSTIN, Texas--(BUSINESS WIRE)--Aug. 25, 2005--Crossroads Systems, Inc. (Nasdaq:CRDS), a leading provider of business information assurance solutions for secure storage and data management, today reported results for its fiscal third quarter ended July 31, 2005 (Q3'05).
    Revenue totaled $5.8M for Q3'05 compared to $4.3M in the fiscal second quarter ended April 30, 2005 (Q2'05). The primary factor affecting the increase in revenue in Q3'05 compared with Q2'05 was due to an increase in OEM revenue. Gross margin percentage was 76% for Q3'05, compared to 69% for Q2'05. Net loss for Q3'05 was $0.5M net loss, or $0.2 cents per share, compared to $3.7M net loss, or $0.14 per share in Q2'05.
    In December 2003, Crossroads entered into a strategic relationship with NexQL Corporation, a development stage company, for the joint development of hardware accelerated data management solutions. FASB Interpretation No. 46 (FIN 46), "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51," and the revised interpretations, require consolidation by business enterprises of Variable Interest Entities, as defined by FIN 46. As a result, the operating results of NexQL were accounted for under the equity method in Q1'04, and the company began consolidating the statements of operations and cash flows of NexQL beginning May 1, 2004, such that the three and nine months ended Q3'05 reflect the consolidated operations and cash flows of NexQL. The consolidation of NexQL had a direct impact on Crossroads' net loss for the three and nine months ended Q3'05. Net operating expenses attributable to NexQL for Q3'05 was $0.7M, compared with $1.0M in Q2'05.
    "We continue to execute our long-term strategic plan by leveraging our current and new OEM partner relationships while investing in emerging market opportunities," said Rob Sims, president and chief operating officer, Crossroads Systems. "We have begun to see the results of last quarter's restructuring and our ongoing efforts to contain expenses and conserve cash."

    Recent Operational Highlights:

    --  Crossroads Announces OEM Agreement with Tributary Systems
        (TSI): Crossroads announced the two companies have entered into an OEM agreement for the support of HP NonStop system environment. Under terms of the agreement, TSI will become the first provider of Crossroads storage router and ServerAttach solutions for the HP NonStop platform

    -- Crossroads Expands Management Team: Crossroads appointed Neal Hartsell as its vice president of product marketing and product management.

    Conference Call

    The conference call will be held at 3:30pm CDT (4:30pm EDT) August 25th. Interested parties can listen to the call by dialing 1-866-459-7779 (or 1-678-460-1867 for international callers).
    An audio-only replay of the call will be available by August 25th for a limited time by calling 1-866-453-6660 (or 1-678-460-1860 for international callers) and using passcode 202073. An audio replay will be available for a limited time by visiting the Crossroads web site.

    About Crossroads Systems, Inc.

    With headquarters in Austin, Texas, Crossroads Systems (Nasdaq:CRDS) is a leading provider of business information assurance solutions for secure storage and data management. Crossroads' solutions serve the growing data storage, data management and information assurance markets, and are designed to help companies store, manage and ensure the security, validity and accessibility of their data. Crossroads' products are in solutions from companies such as EMC, HP, Quantum and StorageTek, and are distributed through partners such as ACAL, Bell Micro, DLT Solutions, Info-X, and Promark. Crossroads is a voting member of the Storage Networking Industry Association (SNIA). For more information about Crossroads Systems, please visit www.crossroads.com or call 800-643-7148.

    Forward-Looking Statements

    This release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. The words "believe," "expect," "intend," "plan," "project," "will" and similar phrases as they relate to Crossroads are intended to identify such forward-looking statements. These statements reflect the current views and assumptions of Crossroads, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are: the quarterly fluctuations of Crossroads' operating results and Crossroads' inability to accurately predict revenue and budget for expenses for future periods; the extent to which Crossroads can reduce its cash consumption and achieve positive cash flow; the company's ability to maintain its operating margins; the acceptance by our existing customers of any new family of products; the performance of NexQL with whom we are required to consolidate our financial statements; our ability to incorporate the assets of Teracruz that we acquired into our products and/or to develop new products based on Teracruz technology that achieve market acceptance; any general economic slowdown, including, in particular, related expense reductions by organizations affecting their IT spending and budget which could impact sales; the dependence of Crossroads' business on the storage area network market which has been declining and is unpredictable; unforeseen changes in anticipated expenses or revenues; the continuation of Crossroads' successful relationships with its limited number of OEM customers; Crossroads' inability to protect its intellectual property rights; our ability to retain the services of key employees; as well as, other factors detailed in Crossroads' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on 10-Q. Crossroads expressly disclaims any obligation to release publicly any updates or revisions to the information contained in this press release or with respect to any future distribution of its stock by investors, or to update or revise any forward-looking statements to reflect any changes in expectations, or any change in events or circumstances on which those statements are based, unless otherwise required by law.


              CROSSROADS SYSTEMS, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Unaudited)
                            (In Thousands)

                                            October 31,    July 31,
                                               2004          2005
                                           ------------- -------------
                  ASSETS

Current assets:
  Cash, cash equivalents and short-term
   investments                                  $28,537       $19,974
  Accounts receivable, net                        2,581         2,631
  Inventories, net                                1,160         1,240
  Prepaids and other current assets                 669           811
                                           ------------- -------------

       Total current assets                      32,947        24,656

Property and equipment, net                       2,909         2,023
Intangible, net                                     809           607
Other assets                                        104            23
                                           ------------- -------------

       Total assets                             $36,769       $27,309
                                           ============= =============

   LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                               $1,901          $391
  Accrued expenses                                3,432         2,245
  Accrued warranty costs                            508           278
  Deferred revenue                                1,262         1,205
                                           ------------- -------------

       Total current liabilities                  7,103         4,119

Stockholders' equity                             29,666        23,190
                                           ------------- -------------

       Total liabilities and stockholders'
        equity                                  $36,769       $27,309
                                           ============= =============

              CROSSROADS SYSTEMS, INC. AND SUBSIDIARIES

           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (Unaudited)
           (In Thousands, Except Share and Per Share Data)

                         Three Months Ended       Nine Months Ended
                              July 31,                July 31,
                       ----------------------- -----------------------
                          2004        2005        2004        2005
                       ----------- ----------- ----------- -----------
Revenue:
 Product                   $2,920      $3,232     $12,551      $7,504
 Royalty and other          1,957       2,544       6,876       7,219
                       ----------- ----------- ----------- -----------

   Total revenue            4,877       5,776      19,427      14,723

Cost of revenue:
 Product                    1,305       1,352       5,934       4,259
 Royalty and other             41          42         158         115
                       ----------- ----------- ----------- -----------

   Total cost of
    revenue                 1,346       1,394       6,092       4,374
                       ----------- ----------- ----------- -----------

Gross profit                3,531       4,382      13,335      10,349
                       ----------- ----------- ----------- -----------

Operating expenses:
 Sales and marketing        1,019         540       3,403       2,137
 Research and
  development               3,892       3,182       9,993      11,313
 General and
  administrative            1,159       1,240       3,858       3,827
 NexQL research and
  development                   -           -         721           -
 Business
  restructuring
  expense                     (73)          -        (187)        544
 Non-controlling
  interest                   (215)          -        (215)          -
 Amortization of
  intangibles                   -          67           -         201
                       ----------- ----------- ----------- -----------

   Total operating
    expenses                5,781       5,029      17,573      18,022
                       ----------- ----------- ----------- -----------

Loss from operations       (2,250)       (647)     (4,238)     (7,673)

Interest income               120         148         346         441
                       ----------- ----------- ----------- -----------

Net Loss                  $(2,130)      $(499)    $(3,892)    $(7,232)
                       =========== =========== =========== ===========

Basic and diluted net
 loss per share             (0.08)      (0.02)      (0.16)      (0.28)


Shares used in
 computing basic and
 diluted net loss per
 share                 25,318,050  26,459,053  25,061,443  26,083,604
                       =========== =========== =========== ===========



    CONTACT: Crossroads Systems, Inc., Austin
             Valerie Savage, 512-928-6897 or 800-643-7148
             info@crossroads.com